                                MERGER AGREEMENT

                                  June 9, 1999


                  The parties to this agreement are Network Event Theater, Inc., a Delaware corporation ("NET"); Trent Acquisition Co., Inc., a Delaware corporation and a wholly-owned subsidiary of NET ("TGNEW"); Trent Graphics, Inc., a Pennsylvania corporation (the "Company"); and Charles Sirolly, Thomas Sirolly, Daniel Sirolly and William Sirolly (together, the "Stockholders"), who own all of the Company's outstanding stock.

                  The Company is engaged in the business of (a) selling posters and other products (i) at sales events at junior and four-year college campuses, high schools and other locations, (ii) at retail stores and (iii) over the Internet and other mediums, and (b) selling and custom framing of wall posters
(i) at the wholesale level to other retailers and (ii) at the retail level (collectively, the "Business"). The parties wish to provide for the acquisition of the Company by NET through the merger of the Company into TGNEW and the conversion of the Company's outstanding shares into the right to receive common stock of NET and cash.

                  It is agreed as follows:

                  1.       Merger; Provisions Relating to Surviving Corporation.

                           1.1      Certificate of  Merger. Contemporaneously
with the closing under this agreement, a duly executed certificate of merger providing for the merger of the Company into TGNEW shall be delivered for filing to the Secretary of State of Delaware and the Secretary of the Commonwealth of Pennsylvania. The merger shall become effective upon the filing of the certificate of merger in those jurisdictions (the "Effective Time").

                           1.2      Merger. At the Effective Time, the Company
shall be merged into TGNEW pursuant to the Delaware General Corporation Law and the Pennsylvania Business Corporation Law of 1988, and the separate existence of the Company shall cease. TGNEW shall be the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the Delaware General Corporation Law. At the Effective Time, TGNEW's name shall be changed to "Trent Graphics, Inc."

                           1.3      Certificate of  Incorporation  and By-Laws.
The certificate of incorporation and by-laws of TGNEW in effect at the Effective Time shall continue as the certificate of incorporation and by-laws of the Surviving Corporation, until amended.

                           1.4      Directors  and  Officers.  The directors and
officers of TGNEW at the Effective Time shall continue as the directors and officers of the surviving corporation, until their respective successors are elected.

                           1.5      Closing.  The closing under this agreement
(the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (or at such other place as the parties may agree upon in writing) on a date to be agreed upon by the parties, but in any event no later than June 30, 1999. The date on which the Closing is held is referred to in this agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in section 7.

                  2. Conversion of Company Shares; Additional Consideration and Related Provisions.

                           2.1      Conversion of Company Shares.

                                    (a)     All of the Company's shares of
common stock that are issued and outstanding at the Effective Time (the "Company's Shares") shall then automatically cease to be outstanding and shall be converted into the right to receive the amount of cash and number of shares of NET common stock provided for in section 2.2 plus an additional amount, if any, determined and payable as provided in section 2.3. After the Effective Time the holders of the Company's Shares shall have no rights with respect to such Shares except to receive the consideration to which the holders are entitled in accordance with the terms of this agreement.

                                    (b)     All of the  shares  of common stock
of TGNEW that are issued and outstanding at the Effective Time shall continue to be outstanding as shares of common stock of the Surviving Corporation.

                           2.2      Consideration  Payable  at the  Closing.
At the Closing, (a) the Surviving Corporation shall pay to the Stockholders, by wire transfer of immediately available funds to the account(s) designated in writing by the Stockholders, cash in the aggregate amount of $3.5 million and
(b) NET shall issue and deliver to the Stockholders an aggregate number of shares of NET's common stock determined by dividing $3.5 million by the Market Price (as defined below) on the Closing Date.

                           2.3      Additional Consideration. In addition to the
consideration provided for in section 2.2:

                                    (a)     if the aggregate amount of the
Surviving Corporation's EBITDA for the two fiscal years ending June 30, 2001 equals or exceeds $1.2 million (the "Target"), the Surviving Corporation shall make a cash payment to the Stockholders in the aggregate amount of $600,000 and NET shall issue and deliver to the Stockholders an aggregate number of shares of NET common stock determined by dividing $600,000 by the Market Price on September 30, 2001;

                                    (b)     if the aggregate amount of the
Surviving Corporation's EBITDA for the two fiscal years ending June 30, 2001 is less than the Target but equals or exceeds $1.05 million, the Surviving Corporation shall make a cash payment to the Stockholders in the aggregate amount of $450,000 and NET shall issue and deliver to the Stockholders an aggregate number of shares of NET common stock determined by dividing $450,000 by the Market Price on September 30, 2001; and

                                    (c)     if the aggregate amount of the
Surviving Corporation's EBITDA for the two fiscal years ending June 30, 2001 is less than $1.05 million but equals or exceeds $900,000, the Surviving Corporation shall make a cash payment to the Stockholders in the aggregate amount of $300,000 and NET shall issue and deliver to the Stockholders an aggregate number of shares of NET common stock determined by dividing $300,000 by the Market Price on September 30, 2001.

                           2.4      Definition of EBITDA; Determination.

                                    (a)     As used in this  agreement,  the
term "EBITDA" means, with respect to any fiscal year, sales less cost of goods sold less all direct and indirect expenses, but before interest expense, taxes, depreciation and amortization, determined on the basis of an audited income statement for that year prepared in accordance with generally accepted accounting principles consistently applied by NET's independent certified public accountants (subject to the dispute mechanism in section 2.5(a)), with only the following adjustments:

                                    (i)     only  revenue  of  the  Surviving
Corporation from, and direct and indirect expenses with respect to, (1) the sale of posters and other products at sales events at junior and four-year college campuses, high schools, retail stores and other locations and over the Internet and other mediums, (2) the sale and custom framing of wall posters at the wholesale level to other retailers and at the retail level, and (3) up to $200,000 per year of revenue from the type of marketing activities that had been performed by the Company prior to the Closing Date in conjunction with NET, shall be included;

                                    (ii) any management, home office or similar
fees charged by NET shall be excluded;

                                    (iii) any and all direct and indirect
expenses related to revenues excluded from the calculation of EBITDA shall not be used to reduce EBITDA;

                                    (iv) any legal and accounting fees related
to the negotiation of, preparation for and consummation of the transactions contemplated hereunder shall be excluded; and

                                    (v)     reasonable out-of-pocket expenses,
up to a maximum of $50,000, incurred in connection with the relocation of the Company's warehouse shall be excluded and, if the Surviving Corporation or NET purchases the new warehouse, the Surviving Corporation shall be charged $3 per square foot rent for the space occupied by the Surviving Corporation in the warehouse.

                                    (b)     The parties agree that, in
calculating EBITDA, the inventory of the Surviving Corporation shall be counted and valued in accordance with generally accepted accounting principles applied consistently with the past practices of the Company.

                           2.5      Additional Provisions Relating to Payment of
Consideration.

                                    (a)     The Surviving  Corporation  shall
deliver to the Stockholders not later than September 30 of each of the years 2000 and 2001, a report setting forth in reasonable detail the amount and calculation of the Surviving Corporation's EBITDA for those years, determined in accordance with section 2.4. Any objection to the amount and calculation of EBITDA must be made by the Stockholders (the "Notice") within 10 business days following delivery to the Stockholders of such report. If the parties are unable to resolve such objection within 20 business days of the delivery of the Notice, then the parties shall designate an independent certified public accounting firm (the "Firm") who shall review the amount and calculation of EBITDA and determine the definitive amount of EBITDA. The finding of the Firm shall be binding upon the parties. The party whose calculation of the amount of EBITDA is further from the Firm's determination of the amount of EBITDA shall be responsible for the Firm's fees. Payment of the cash and delivery of the shares due to the Stockholders under section 2.3 shall be made on September 30, 2001.

                                    (b)     As used in this  agreement, the term
"Market Price" means, as of any date, the average closing price (computed and rounded to the third decimal point) of NET's common shares on NASDAQ as of 4:00 p.m. (EST) during the 20 trading days ending on the third day immediately preceding that date.

                                    (c)     Any  calculation of shares that
equates to a fractional number of shares shall be rounded to the nearest whole number.

                                    (d)     All cash payments to the
Stockholders under this agreement shall be made 30% to William Sirolly and 23.33% to each of Charles Sirolly, Thomas Sirolly and Daniel Sirolly and all stock issuances to the Stockholders under this agreement shall be made 20% to William Sirolly and 26.66% to each of Charles Sirolly, Thomas Sirolly and Daniel Sirolly.

                           2.6      Operations Following the Merger.

                                    (a)     Although the Stockholders shall
be responsible for the day-to-day operations of the Surviving Corporation's business pursuant to the employment agreements referred to in section 5.1, nothing in this agreement or those agreements shall be construed to limit the rights of the boards of directors and officers of NET and the Surviving Corporation to manage the business and affairs of those corporations or give the Stockholders any claim against either NET or the Surviving Corporation with respect to any decision relating to the conduct of their businesses, whether or not that decision affects the amount of any consideration payable under section 2.3.

                                    (b)     Notwithstanding section 2.6(a),
NET agrees that during the period through June 30, 2001:

                                    (i)     Subject to the ultimate  control of
the board of directors of NET, the Stockholders will be permitted to manage the day-to-day operations of the Surviving Corporation consistent with approved business plans, operating budgets and capital expenditure budgets, including hiring employees and independent contractors.

                                    (ii) NET will provide, or arrange for a bank
to provide, the Surviving Corporation with working capital consistent with past practices of the Company (as described on schedule 2.6(b)(ii)) so long as the Surviving Corporation's business is operating in a manner substantially consistent with the business plan and budgets or any changes thereto approved by NET.

                                    (iii) NET will allow the Stockholders to
conduct the Surviving Corporation's business for the remaining 1999 calendar year according to the Company's current business plan and budgets so long as the business is operating in a manner substantially consistent with the business plan and budgets or any changes thereto approved by NET.

                                    (iv) NET will allow the Stockholders to
conduct the Surviving Corporation's business for the first six months of calendar year 2000 according to the business plan and budgets attached hereto as exhibit 2.6(b)-iv so long as the business is operating in a manner substantially consistent with the business plan and budgets or any changes thereto approved by NET.

                                    (v)  NET  will allow the Stockholders to
conduct the Surviving Corporation's business for fiscal year 2001, ending June 30, 2001, according to a business plan and budgets consistent with the prior business plans and budgets of the Surviving Corporation with appropriate increases so long as the business is operating in a manner substantially consistent with the business plan and budgets or any changes thereto approved by NET.

                                    (vi) Any additional profit making
opportunities for the Surviving Corporation proposed by NET will not cause the Stockholders and the Surviving Corporation to substantially direct their efforts away from the Company's core Business. The Stockholders will be permitted to reject additional profit making opportunities proposed by NET that are not part of the Business, if, in the Stockholders' reasonable judgment, such opportunities would materially adversely affect the Business.

                                    (vii) Any expansion of the Business, and the
timing thereof, will be jointly agreed to by the Stockholders and NET, provided, however that the Stockholders will be permitted to expand the Business into new mediums consistent with the business plan and budgets of the Surviving Corporation.

                                    (c)     In  the event NET or  the Surviving
Corporation breaches in any material respect the provisions of section 2.6(b), the Stockholders shall give notice to NET of such breach, specifying in reasonable detail the nature of the breach. If NET or the Surviving Corporation fails to correct the breach within 45 days after the notice from the Stockholders, then the Stockholders shall be entitled to receive the additional consideration set forth in section 2.3(a) as if EBITDA equaled or exceeded the Target for the two fiscal years ending June 30, 2001, payable on October 1, 2001; provided, however, the Stockholders shall not be entitled to any payment pursuant to this section 2.6(c) if prior to the breach by NET or the Surviving Corporation either (1) the Company or any of the Stockholders breached in any material respect the terms of this agreement, (2) any of the Stockholders breached in any material respect the terms of his Employment Agreement with the Company, or (3) there was a material misrepresentation or material breach of warranty by the Stockholders in this agreement, in any case which was not cured within 45 days after notice from NET.

                  3. Representations and Warranties by the Company and the Stockholders. The Company and the Stockholders jointly and severally represent and warrant to NET and TGNEW as follows:

                           3.1      Organization  and Authority of the Company.
The Company is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has the full corporate power and authority to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted. To the best of the knowledge of the Company and the Stockholders, the Company is duly qualified and in good standing in each jurisdiction in which the property owned or leased by it or the nature of the activities conducted by it requires qualification. Except as set forth on schedule 3.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                           3.2      Authorization  of Agreement.  The execution,
delivery and performance of this agreement by the Company have been duly authorized by all requisite corporate action of the Company. Each of the Stockholders has the full right to enter into and perform his obligations under this agreement in accordance with its terms. This agreement and the employment agreements referred to in section 5.1 constitute valid and binding obligations of the Company and each of the Stockholders parties thereto, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           3.3      Consents of Third Parties. Except as set
forth on schedule 3.3, the execution, delivery and performance of this agreement by the Company and the Stockholders do not and will not (i) conflict with the certificate of incorporation or by-laws of the Company or conflict with, result in the breach or termination of, constitute a default under, or increase or accelerate any obligation under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Company or any of the Stockholders is a party or by which the Company, the Business, any of the assets of the Company or any of the Stockholders is bound; (ii) constitute a violation by the Company or any of the Stockholders of any law, regulation, order, writ, judgment, injunction or decree applicable to any of them; (iii) result in the creation of any claim, lien, security interest, charge or encumbrance ("Liens") upon any of the assets of the Company; or; (iv) adversely affect the operation of the Business in any material respect. Except as set forth on schedule 3.3, no consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority or any other person or entity is required on the part of the Company or any of the Stockholders in connection with the execution, delivery and performance of this agreement.

                           3.4      Ownership of the  Company.  Each of Charles
Sirolly, Thomas Sirolly, Daniel Sirolly and William Sirolly is the record and beneficial owner of 25% of the Company's outstanding stock, in each case free and clear of any Liens. Except as set forth on schedule 3.4, there are no outstanding options, warrants or rights of any kind to acquire any stock, and there are no outstanding securities convertible into stock, of the Company, and there are no obligations to issue any such options, rights or securities.

                           3.5      Financial  Statements.  The  following
financial statements, copies of which have been delivered to NET, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Company as of the dates indicated and the results of operations for the periods indicated (subject, in the case of the interim statements, to year-end audit adjustments):

                                    (a)     Combined  balance sheets of Trent
Graphics, Inc. and Trent Graphics (a partnership) as of December 31, 1997 and 1996, and related combined statements of income, retained earnings, partners' capital and cash flows for the years then ended, reviewed by Stone, Trembly-Deibler & Associates, Inc.

                                    (b)     Combined  balance sheets of Trent
Graphics, Inc. and Trent Graphics (a partnership) as of December 31, 1998 and 1997, and related combined statements of income, retained earnings, partners' capital and cash flows for the years then ended, which statements are audited by Stone, Trembly-Deibler & Associates, Inc.

                                    (c)     Balance  sheet of  Trent  Graphics,
Inc. as of April 30, 1999, and related statement of income for the four months then ended.

All such financial statements have been prepared in accordance with the books and records of the Business and show all income and expenses attributable to the Business during the respective periods covered by them. All of the books of account of the Company have been exhibited or made available to NET and those books of account have been maintained in accordance with good business practice on a consistent basis and accurately record all transactions of the Company during the periods covered by them. All of the Company's accounts receivable outstanding as of the date of this agreement arose from bona fide transactions in the ordinary course of the business and the Stockholders have no reason to believe that any of them will not be collected in full when due.

                           3.6      Absence  of  Undisclosed  Liabilities.  As
of the date of this agreement the Company does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by section 3.13, are listed on schedule 3.13), (b) the trade accounts payable and accrued expenses listed on schedule 3.6, each of which has been incurred in the ordinary course of business, (c) the liabilities set forth on schedule 3.6 and (d) liabilities and obligations set forth on the Company's most recent financial statements described in section 3.5(c). The Stockholders do not know of any basis for the assertion against the Company or the Business of any liability as of the date of this agreement that is not listed on schedule 3.6 (other than the liabilities under leases, commitments and other agreements referred to in the immediately preceding sentence).

                           3.7      Absence of Certain  Changes.  Since December
31, 1998, the Company has operated its business in the ordinary course and consistent with past practice, and, except as set forth on schedule 3.7:

                                    (a)     the Company  has not  entered  into
any transaction or incurred any liability or obligation other than in the ordinary course of business;

                                    (b)     there has been no material adverse
change in the condition (financial or otherwise), business, operations or assets of the Company, and the Stockholders know of no fact or circumstance that is reasonably likely to have a material adverse effect on the Company's future business or operations;

                                    (c)     the Company has not sold or
transferred any assets other than in the ordinary course of business and other than assets that have been replaced with other assets of equal or greater value;

                                    (d)     the Company has not incurred any
liability that was unusual in nature or amount or any indebtedness other than indebtedness to trade creditors incurred in the ordinary course of business;

                                    (e)     the Company  has not made any
distribution on or acquired any of its stock or, directly or indirectly, made any other payment of any kind or any loan to or on behalf of the Stockholders, any member of the Stockholders' families, or any entity controlled by the Stockholders or any member of their families;

                                    (f)     the Company  has not  granted or
agreed to grant any general increase in any rate or rates of salaries or compensation or in benefits of any kind to its employees or any specific increase in the salary of or compensation to any employee whose total salary and compensation after such increase would be at an annual rate in excess of $25,000;

                                    (g)     the Company has not made any change
in its accounting methods or principles (or the application of those methods or principles) or introduced any material new method of management, operations or accounting;

                                    (h)     the Company has not established any
new employee benefit plan (as defined in section 3.24), amended or modified any existing employee benefit plan, or incurred any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years; and

                                    (i)     the  Company  has not entered  into
any employment, bonus or deferred compensation agreement with any of its directors, officers or other employees.

                           3.8      Taxes.  The  Company has timely  filed all
foreign, federal, state and local income, gross receipts, personal property, commercial rent, sales and use and other tax returns, reports and information returns (including any related or supporting information) required by law to be filed by it; each of those tax returns is correct and complete in all material respects. The Company has timely paid all taxes required to be paid by it to date. Except as set forth on schedule 3.8, none of the Company's tax returns has been audited by any tax authority and there exist no pending or, to the best of the knowledge of the Company and the Stockholders, proposed tax assessments, suits, actions, claims, audits, investigations or inquiries by any tax authority with respect to the Business or assets of the Company or against the Company or any of the Stockholders with respect to the Business, or, to the best of the Stockholder's knowledge, against any independent contractors with respect to the Business. There are no tax liens on any of the Company's assets. The Company (including any person acting on behalf of the Company) has not given nor been requested to give waivers or extensions of any statute of limitations relating to payment of taxes of the Company or for which the Company may be liable and no other party has given or been requested to give such waivers or extensions with respect to taxes for which the Company may be liable. All taxes that are or were required by law to be withheld or collected by the Company have been duly withheld or collected and paid to the proper tax authority. To the best of the knowledge of the Company and the Stockholders, the Company is properly treated as an S corporation for federal income tax purposes. The Company does not have any tax liability of any kind that could result in a Lien on any of its assets.

                           3.9      Title to Assets.  Except as set forth on
schedule 3.9 and except for the lien, if any, of current taxes not yet due and payable, the Company has valid title, free and clear of any Liens, to all the assets, tangible and intangible, used in the conduct of the Business, and those assets will be sufficient to enable the Surviving Corporation to continue after the Effective Time to operate the Business in the manner in which it has been operated by the Company. The Company does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of the Stockholders or any director, officer, employee, agent or representative of the Company, or any of their respective affiliates.

                           3.10     Personal Property. Schedule 3.10 lists all
of the equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property having an individual value greater than $5,000 owned or leased by the Company and all interests therein. All equipment and other tangible assets owned or used by the Company are in good operating condition and in good condition of maintenance and repair, ordinary wear and tear excepted, are suitable for their present uses and purposes, and conform in all material respects with all applicable ordinances, rules and regulations and all building, zoning and other laws.

                           3.11     Real  Property. The Company does not own any
real property. Schedule 3.11 contains a list and brief description of all real properties leased by the Company. To the best of the knowledge of the Company and the Stockholders, all improvements used by the Company on the real properties leased by the Company are (a) in accordance with all applicable laws, ordinances, regulations and orders in all material respects, including, but not limited to, those applicable to zoning, environment and the establishment and maintenance of working conditions for labor, and (b) in good condition of maintenance and repair and are adequate, sufficient and suitable for their present uses and purposes. The transactions contemplated by this agreement will not adversely affect the Surviving Corporation's right to use those properties for the same purpose and to the same extent as they were being used by the Company prior to the date of this agreement.

                           3.12     Litigation;  Compliance with Laws.  Except
as set forth on schedule 3.12, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of the Company and the Stockholders, threatened, or any order, injunction or decree outstanding, against the Business, the Company or any of its properties or assets. Neither the Company nor the Business is in violation in any material respect of any law, regulation or ordinance, or any other requirement of any governmental body or court, and no notice has been received by the Company or any of its officers or directors alleging any such violation. The Company is not engaged in any dispute with any of its advertisers, customers, suppliers or printers and, to the best of the knowledge of the Company and the Stockholders, has good relationships with all of them.

                           3.13     Lists of  Agreements,  etc.  Schedule 3.13
contains a true and complete list of all orders, commitments and agreements (written or oral) to which the Company is a party, including, but not limited to, orders, commitments and agreements with advertisers and customers, agreements for the purchase of materials, supplies, equipment or services, leases (as lessee or lessor), license agreements (as licensee or licensor), loan agreements, distribution agreements, and employment, consulting, sales representative and independent contractor agreements other than any orders, commitments or agreements that involve $5,000 or less or can be terminated on 30 days' notice without liability. True and complete copies of the agreements, commitments and leases referred to on schedule 3.13 have been delivered or made available to NET.

                           3.14     Status of Agreements.  All of the Company's
agreements, commitments and orders were entered into in the ordinary course of business. Except as set forth on schedule 3.14, each of the agreements, commitments and orders referred to in section 3.13 is presently in full force and effect in accordance with its terms and the Company is not in default, and, to the best of the knowledge of the Company and the Stockholders, no other party is in default under any of the provisions of any of those agreements and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or, to the best of the knowledge of the Company and the Stockholders, any other party to any of those agreements. Each of the agreements, commitments or orders referred to in section 3.13 is valid and binding upon and enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. No party to any of the agreements, commitments or orders referred to in section 3.13 has made, asserted or has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and neither the Company nor any of its officers or directors has received any notice to that effect.

                           3.15     Employees.

                                    (a)     Schedule 3.15(a) contains a true and
complete list of the names and addresses, social security numbers, positions, hire dates and annual or hourly compensation of all employees of the Company and a description of vacation policies, sick leave policies, and bonus, incentive compensation and group insurance plans for the benefit of those employees. No employee of the Company is owed any wages, benefits or other compensation for past services, other than wages and benefits accrued in the ordinary course of business during the current pay period and accrued vacation. Except as set forth on schedule 3.15(a), the Company does not have any severance policy and no employee of the Company is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. To the best of the knowledge of the Company and the Stockholders, the transactions provided for in this agreement will not give rise to any liability of the Company or the Surviving Corporation for severance pay or termination pay to any employee of the Company or trigger any payments of any kind to any employee of the Company. No employee of the Company is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to those employees.

                                    (b)     Schedule 3.15(b) contains a true and
complete list of the names and addresses, social security or tax identification numbers, the annual, weekly or hourly compensation, and the job descriptions, of all persons that the Company has engaged as independent contractors since December 31, 1998. All such persons are properly characterized as independent contractors and neither the Internal Revenue Service nor any other governmental agency has asserted any claim to the contrary and, to the best of the knowledge of the Company or the Stockholders, there is no pending investigation by any governmental agency relating to the Company's practice of engaging independent contractors.

                                    (c)     Schedule 3.15(c) contains a true and
complete copy of the Company's employee handbook, which contains accurate summaries of the Company's employee benefit plans and human resources policies.

                           3.16     Labor  Disagreements.  Except as set forth
on schedule 3.16, (a) to the best of the knowledge of the Company and the Stockholders, the Company and the Business are in compliance in all material respects with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no (and has never been any) unfair labor practice charge or complaint against the Company or the Business pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of the Company and the Stockholders, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company or the Business and, to the best of the knowledge of the Company and the Stockholders, none is or has been threatened; and (d) no grievance which might have an adverse effect on the conduct of the operations of the Business or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of the Company and the Stockholders, none is or has been threatened.

                           3.17     Restrictive  Documents,  etc.  Neither the
Company nor the Business is subject to, or a party to, any lease, license, permit, agreement or other commitment, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, that materially and adversely affects its business practices or operations or any of the assets of the Company.

                           3.18     Environmental Matters. To the best of the
Stockholders' knowledge, the Company is not in violation of any federal, state or local law, regulation, rule, order, decree, ordinance or common law relating to pollution, the protection of human health or the environment.

                           3.19     Permits  and  Licenses. The Company has all
material permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of the Business and all such Licenses are valid and in full force and effect. All Licenses held by the Company that are material to the Company or the Business are listed on schedule 3.19.

                           3.20     Banks; Powers of Attorney.  Schedule 3.20
sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom the Company has granted a power of attorney, together with a description thereof. The Company has provided NET with true and complete copies of all bank statements received by it twenty-four months prior to the date of this agreement.

                           3.21     Intangible Property. Schedule 3.21 contains
a complete list of the trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them) used by the Company. The Company owns, free and clear of any Liens, each of the trademarks, trade names, copyrights and logos listed on schedule 3.21, and they constitute all of the trademarks, copyrights, trade names and logos necessary for the continued operation of the Business in a manner consistent with past practices. To the knowledge of the Company and the Stockholders, the Company is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or threatened; and no claim has been received by the Company alleging any such violation. To the best of the knowledge of the

Company and the Stockholders, there is no violation by others of any right of the Company with respect to any trademark, trade name or copyright.

                           3.22     Software and  Databases.  The Company owns
or possesses adequate licenses or other rights to use all material computer software used by it. Schedule 3.22 contains a list of all such software. Any license of the Company to use any software is valid and does not infringe on the property rights of any third party. The Company has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its mailing lists, advertiser lists or member lists.

                           3.23     Insurance.  Schedule  3.23  contains  a
complete list of all of the insurance policies held by the Company, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. All of such policies are in full force and effect and the Company is not in default of any material provision thereof. True and complete copies of all of those policies have been delivered to NET.

                           3.24     ERISA.  Except as set forth on schedule
3.24, the Company is not a party to or bound by or liable with respect to any "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974.

                           3.25     Expenses  Related to this  Agreement.  The
Company has not paid any expenses related to the negotiation or preparation of this agreement or any broker's, finder's or similar fee relating to the transactions contemplated by this agreement, and no such payment will be payable after execution of this agreement.

                           3.26     Transactions  with  Affiliates.  Except as
set forth on schedule 3.26, during the twelve months preceding the date of this agreement the Company has not engaged in any transaction with any of the Stockholders or any of their respective affiliates.

                           3.27     Posters.  Schedule  3.27  contains a
complete list of the colleges and other locations at which the Company held poster sales events in 1998 and the retail stores at which the Company sold or framed posters in 1998.

                           3.28     Repayment  of Loan.  The loan  agreements
(the "PNC Agreements") between the Company and PNC Bank ("PNC") will permit repayment of the loans to the Company at the Closing without any penalties or premiums. The outstanding principal amount (and accrued interest thereon) under the PNC Agreements is $537,709.81, and no default exists under the PNC Agreements.

                           3.29      Business  Relationships.  Except as set
forth in the schedules to this agreement, since December 31, 1998 the Company has enjoyed good relationships with all suppliers of goods or services to the Business, the operators of all of the venues in which its posters are sold and all other parties with which it has business relations, and neither the Company nor any of the

Stockholders knows of any intention on the part of any such vendor, venue operator or other party to substantially change its relationship with the Company.

                           3.30     No  Misrepresentation.  No  representation
or warranty by the Company or the Stockholders in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

                           3.31     Knowledge. As used in this agreement, "to
the Stockholders' knowledge," "the Company's knowledge" and words of similar import shall mean the actual knowledge of the Stockholders.

                  4. Representations and Warranties by TGNEW and NET. TGNEW and NET jointly and severally represent and warrant to the Company and the Stockholders as follows:

                           4.1      Organization. Each of TGNEW and NET is a
corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform this agreement.

                           4.2      Authorization  of Agreement.  The execution,
delivery and performance of this agreement by TGNEW and NET have been duly authorized by all requisite corporate action of each of them. This agreement and the employment agreements referred to in section 5.1 constitute valid and binding obligations of TGNEW and NET, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           4.3      Consents of Third  Parties.  The  execution,
delivery and performance of this agreement by each of TGNEW and NET will not (a) conflict with TGNEW's or NET's certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which either of them is a party or by which either of them is bound, or (b) constitute a violation by it of any law, regulation, order, writ, judgment, injunction or decree applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority is required on the part of TGNEW or NET in connection with the execution, delivery and performance of this agreement.

                           4.4      Financial  Ability.  NET and TGNEW have the
financial ability to satisfy their respective obligations to the Company and the Stockholders under this agreement.

                           4.5      Validity of Shares.  All the issued and
outstanding shares of common stock of NET have been duly authorized, are validly issued, fully paid and non-assessable. The shares of NET common stock, when issued to the Stockholders under article 2, will be duly authorized, validly issued, fully paid and non-assessable.

                           4.6      Litigation;  Compliance  with Laws.  Except
as set forth on schedule 4.6, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of TGNEW and NET, threatened, or any order, injunction or decree outstanding, against their respective businesses or any of their respective properties or assets. Neither TGNEW nor NET is in violation of any law, regulation or ordinance, or any other requirement of any governmental body or court, except where such violation or non-compliance would not have a material adverse effect on the financial condition, business or operations of NET and its subsidiaries taken as a whole, and no notice has been received by TGNEW, NET or any of their respective officers or directors alleging any such violation.

                           4.7      NET Financials and SEC Reports.  The "SEC
Documents" shall mean (a) each final prospectus and definitive proxy statement filed by NET with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (other than prospectuses contained in registration statements on Forms S-4, S-8, S-14 or S-15), and (b) each report on Form 10-K or Form 10-Q (and any amendments thereto) filed by NET with the SEC since January 1, 1997. None of the SEC Documents referred to in the preceding sentence, as of the date they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of NET and its subsidiaries for the fiscal year or period ended December 31, 1996 or thereafter included in the SEC Documents referred to in the first sentence of this section 4.7 (the "NET Financials") (including any related notes thereto) fairly present in all material respects the consolidated financial position and the consolidated operations, shareholders' equity and changes in financial position, as the case may be, of NET and its consolidated subsidiaries as of its date or for the respective periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments), in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved (in the case of audited statements) or applicable accounting requirements of the SEC (in the case of unaudited statements), except as set forth therein.

                           4.8      No  Misrepresentation.  No  representation
or warranty by TGNEW or NET in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading.

                  50       Further Agreements of the Parties.

                           5.1      Undertaking by Stockholders With Respect to
Stock; Employment Agreements.

                                    (a)     Prior to the  Closing,  the
Stockholders shall not sell, transfer or cause or permit any Lien to exist on any of the Company's Shares.

                                    (b)     At the Closing, each of the
Stockholders shall execute an employment agreement with the Company in the form of exhibit 5.1.

                           5.2      Access to Information. Prior to the Closing,
NET and its representatives may make such investigation of the property, assets and businesses of the Business as they may desire, and the Company and the Stockholders shall give to NET and to its counsel, accountants and other representatives, upon reasonable notice, reasonable access, during normal business hours throughout the period prior to the Closing, to all of the assets, books, commitments, agreements, records and files of the Company relating to the Business and the Company and the Stockholders shall furnish to NET during that period all documents and copies of documents and information concerning the Business as NET reasonably may request. NET shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this agreement confidential and, if the purchase and sale contemplated by this agreement is not consummated for any reason, shall return to the Company all such information and documents and any copies as soon as practicable, and shall not disclose any such information (that has not previously been disclosed by a party other than NET) to any third party, unless required to do so pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process. NET's obligations under this section shall survive the termination of this agreement.

                           5.3      [Intentionally Omitted]

                           5.4      Other  Action.  No party to this  agreement
shall take any action that would result in any of its or their representations and warranties not being true as of the Closing Date. Each of the parties to this agreement shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the transactions contemplated by this agreement.

                           5.5      Covenants Against Competition, Solicitation
 and Disclosure.

                                    (a)     To accord to NET the full value of
its purchase, for a period of five years after the Effective Time, the Stockholders shall not, directly or indirectly, engage or be interested in (as owner, shareholder, partner, member, individual proprietor, director, officer, employee, manager, lender, agent consultant or otherwise) any business or entity that engages, anywhere in the world, in (i) the sale, distribution or other commercial exploitation of wall posters or (ii) any other business in which the Company has engaged at any time during the two years preceding the date of this agreement.

                                    (b)     For a  period  of five  years  after
the date of this agreement, the Stockholders shall not, directly or indirectly, employ or solicit for employment or consulting, on their own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of NET, the Surviving Corporation or any of NET's affiliates; provided, however, this restriction shall not apply to their respective wives.

                                    (c)     Neither the Company nor any of the
Stockholders shall at any time hereafter disclose to anyone, or use in competition with NET or any of its subsidiaries, any information with respect to any confidential or secret aspect of the business or affairs of NET or any of its subsidiaries.

                                    (d)     The  Stockholders  acknowledge that
the remedy at law for breach of the provisions of this section 5.5 will be inadequate and that, in addition to any other remedy NET and the Surviving Corporation may have, they shall be entitled to an injunction restraining any breach or threatened breach, without the necessity of showing actual damages and without any bond or other security being required. If any court construes any covenant in this section 5.5 to be unenforceable in whole or in part, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

                           5.6      Stock Options.  Prior to the Closing,  NET
and the Stockholders shall determine and NET shall recommend to its stock option committee for its approval (which approval may not occur prior to the Closing) awards of stock options to be made to the Company's key employees (other than the Stockholders) under NET's employee stock option plan.

                           5.7      Expenses.  Except as expressly  provided in
this agreement, the parties shall bear their own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement.

                           5.8      Consents and Approvals.  After the Closing,
the Surviving Corporation and the Stockholders shall use reasonable efforts to obtain, at the earliest practicable date, in form and substance reasonably satisfactory to NET, any consents and approvals set forth on schedule 3.3, without any condition materially adverse to NET or the operation of the Business after the Closing Date.

                           5.9      Audited Financial Statements; Interim
Financial Statements. Prior to the Closing, the stockholders shall deliver to NET combined balance sheets of Trent Graphics, Inc. and Trent Graphics (a partnership) as of December 31, 1997, and related combined statements of income, retained earnings, partners' capital and cash flows for the year then ended, audited by Stone, Trembly-Deibler & Associates, Inc. together with an agreement of such accountants to consent to the inclusion of such financial statements in any SEC filing by NET.

                           5.10     Securities Act Matters.

                                    (a)     The  Company  and the  Stockholders
recognize that the issuance of shares of NET common stock under article 2 is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of section 4(2) of the Securities Act. In that connection, each of the Stockholders represents and warrants to NET that he is acquiring the NET shares for his own account, for investment purposes only and not with a view to the resale or distribution of those shares, in whole or in part. Each of the Stockholders acknowledges that he understands that sales or transfers of the shares are restricted by the Securities Act and by certain state securities laws and that a legend referring to that restriction will be placed on the certificates representing the shares.

                                    (b)     None of the  Stockholders may sell
or otherwise transfer the shares acquired by them pursuant to this agreement unless the transaction is registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

                                    (c) If within two years after the Effective
Time NET proposes to file a registration statement (other than a registration statement on Form S-4 or S-8 or any form substituting therefor or the equivalent thereof) on which securities of NET are to be registered for sale by NET, NET shall give written notice of such proposed filing to each of the Stockholders at least 30 days before the anticipated filing date of such registration statement and such notice shall offer each of the Stockholders the opportunity to have up to 15% of the shares of NET common stock issued to him on the Closing Date included in the registration statement. Each Stockholder desiring to have any of his shares of NET common stock included in the registration statement shall so advise NET in writing within 20 days after the date such notice is given by NET (which request shall set forth the number of shares of NET common stock for which registration is requested). NET shall include in the registration statement all such securities requested to be included therein unless, if the registration statement is filed pursuant to an underwritten offering, the managing underwriter delivers a written opinion that the inclusion of such requested securities would likely have an adverse effect on the offering, in which event NET shall include only so many shares as the managing underwriter indicates may be included without having an adverse effect on the offering.

                           Notwithstanding  the  foregoing,  NET shall not have
any obligation to include any of a Stockholder's shares in the registration statement if, in the opinion of NET's counsel (a copy of which shall be addressed and delivered to the Stockholder), the Stockholder is then permitted by law to sell, in a single transaction pursuant to the provisions of Rule 144 under the Act, all of the Shares then held by him. NET shall not have any obligation to notify any of the Stockholders of the filing of a registration statement if he has received a copy of the opinion referred to in the preceding sentence.

                           Each  Stockholder  shall furnish to NET such
information and other material as NET or its counsel may reasonably request with respect to the public offering of the shares and the Stockholder shall take any other action which NET may reasonably request in connection with the registration statement.

                           Whenever  the  Stockholder  sells  any  shares  under
a registration statement filed pursuant to this agreement, he shall furnish NET with a report at the end of the distribution setting forth the number of shares sold and the manner of such sale.

                           5.11     Further  Assurances,  etc.  At any time and
from time to time after the date of this agreement, (a) each party shall, without further consideration, execute and deliver to the other parties such other instruments and take such other action as the others may reasonably request to carry out the transactions contemplated by this agreement, (b) NET shall use reasonable efforts to obtain releases of the Stockholders from any guaranties by them of any amounts payable by the Company to its vendors and service providers, and (c) the Surviving Corporation shall make timely payments of all amounts payable to its vendors.

                           5.12     Post-Closing  Payments.  After the Closing,
the Stockholders shall, as promptly as practical, forward to the Surviving Corporation any amount received by them to which the Surviving Corporation is entitled and shall refer to the Surviving Corporation any telephone calls, letters and other communications that they may receive relating to the Business.

                           5.13     Employees. At the Closing, all of the
employees of the Company on the day immediately preceding the Closing Date shall become employees of the Surviving Corporation. The terms of the employment of each of such employees shall be determined by the Surviving Corporation, except that the Surviving Corporation shall provide such employees with vacation time consistent with the past practices of the Company and fringe benefits as provided to other employees of NET (unless the Stockholders and NET mutually determine otherwise).

                           5.14     Financing. At the Closing, NET shall provide
to the Surviving Corporation any funds necessary to repay all indebtedness owed to PNC by the Company pursuant to the PNC Agreement.

                           5.15     Reports Under Securities Exchange Act of
1934. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act of 1933 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of NET to the public without registration, NET agrees to use its best efforts to:

                                    (a)     make  and  keep  public  information
available, as those terms are understood and defined in Rule 144;

                                    (b)     file with the SEC in a timely manner
all reports and other documents required of NET under the 1933 Act and the Securities Exchange Act of 1934, as amended the ("1934 Act"); and

                                    (c)     furnish to any Stockholder so long
as such Stockholder owns any of the shares of NET forthwith upon request a written statement by NET that it has complied with the reporting requirements of Rule 144, and of the 1933 Act, a copy of the most recent annual or quarterly report of NET, and such other reports and documents so filed by NET as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  60       Conditions to Closing.

                           6.1      Conditions Precedent to Obligations of TGNEW
and NET. The obligations of TGNEW and NET to consummate the transactions contemplated by this agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by TGNEW or NET):

                                    (a)     all representations and warranties
of the Company and the Stockholders to TGNEW and NET shall be true and correct in every material respect as of the time of the Closing, with the same effect as though those representations and warranties had been made again at and as of that time;

                                    (b)     the Company and the Stockholders
shall have performed and complied in all material respects with all obligations and covenants required by this agreement to be performed or complied with by them, respectively, prior to or at the Closing;

                                    (c)     NET shall have been furnished with a
certificate (dated the Closing Date and in form and substance reasonably satisfactory to NET) executed by the president of the Company, certifying to the fulfillment of the conditions specified in sections 6.1(a) and 6.1(b);

                                    (d)     NET shall have been furnished with
an opinion of Buchanan Ingersoll Professional Corporation, counsel to the Company and the Stockholders, in the form of exhibit 6.1(d); and

                                    (e)     there  shall not be in effect any
injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement.

                           6.2      Conditions  Precedent to Obligations of the
Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Company or the Stockholders):

                                    (a)     all  representations  and warranties
of TGNEW and NET shall be true and correct in every material respect as of the time of the Closing, with the same effect as though those representations and warranties had been made again at and as of that time;

                                    (b)     TGNEW  and NET shall have performed
and complied in all material respects with all obligations and covenants required by this agreement to be performed or complied with by them prior to or at the Closing;

                                    (c)     the  Stockholders shall have been
furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Stockholders) executed by the president of NET, certifying to the fulfillment of the conditions specified in sections 6.2(a) and 6.2(b);

                                    (d)     the  Stockholders shall have been
furnished with an opinion of Proskauer Rose LLP, counsel to TGNEW and NET, in the form of exhibit 6.2(d);

                                    (e)     the Company and the Stockholders
shall have received a pay-off letter from PNC Bank with respect to the indebtedness under the PNC Agreement, together with the return of the notes, mortgages and guaranties delivered to PNC by the Company and the Stockholders; and

                                    (f)     there shall not be in effect any
injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement.

                  70       Documents to be Delivered at Closing.

                           7.1      Documents to Be Delivered by the Company
and the Stockholders. At the Closing, the Company and the Stockholders shall deliver to NET and TGNEW the following:

                                    (a)     certificates  representing  all the
issued and outstanding shares of common stock of the Company, registered in the names of the Stockholders and duly endorsed by the Stockholders in blank for transfer or accompanied by appropriate stock powers in blank duly signed by the Stockholders;

                                    (b)     a copy of  resolutions  of the board
of directors and the Stockholders of the Company authorizing the execution, delivery and performance of this agreement by the Company, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                                    (c)     the certificate referred to in
section 6.1(c);

                                    (d)     the opinion referred to in section
6.1(d); and

                                    (e) the employment agreements referred to in
section 5.1.

                           7.2      Documents  To Be Delivered by TGNEW and NET.
At the Closing, TGNEW and NET shall deliver to the Stockholders the following:

                                    (a)     the wire transfer of $3.5 million
referred to in section 2.2;

                                    (b)     certificates  representing  the
number of shares of common stock of NET as determined in accordance with section 2.2;

                                    (c)     a copy of  resolutions  of the
boards of directors of NET and TGNEW authorizing the execution, delivery and performance of this agreement by each of NET and TGNEW, as the case may be, and a certificate of the secretary or assistant secretary of NET or TGNEW, as the case may be, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                                    (d)     the certificate referred to in
section 6.2(c);

                                    (e)     the opinion referred to in section
6.2(d);

                                    (f)     the guaranty of the  Surviving
Corporation's obligations referred to in section 10.1; and

                                    (g) the employment agreements referred to in
section 5.1.

                  80       Survival of Representations and Warranties;
Indemnification.

                           8.1      Survival.  All  representations,  warranties
and agreements by the Company and the Stockholders shall survive the closing under this agreement, notwithstanding any investigation at any time by or on behalf of TGNEW or NET, and shall not be considered waived by TGNEW's or NET's consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by the Company or the Stockholders; provided, however, any claim for misrepresentation or breach of warranty or breach of any covenant or agreement to be performed on or prior to the Closing must be asserted by notice given to the Stockholders within 18 months from the Closing Date except that a claim with respect to the representations and warranties in sections 3.1 and 3.4 may be asserted at any time. All representations, warranties and agreements by TGNEW and NET shall survive the Closing notwithstanding any investigation at any time by or on behalf of the Company or the Stockholders, and shall not be considered waived by the Company's or the Stockholders' consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by TGNEW or NET.

                           8.2      Indemnification.

                                    (a)     Subject to the  limitations  in
sections 8.1 and 8.4, the Stockholders jointly and severally shall indemnify and hold harmless the Surviving Corporation and NET against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) the Surviving Corporation or NET may suffer, sustain or become subject to as a result of any breach of any representation, warranty, covenant or other agreement of the Company or the Stockholders contained in this agreement, or any misrepresentation by the Company or the Stockholders, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation.

                                    (b)     The  Surviving   Corporation   and
NET jointly and severally shall indemnify and hold harmless the Stockholders against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) the Stockholders may suffer, sustain or become subject to as a result of (1) any breach of any representation, warranty, covenant or other agreement of TGNEW or NET contained in this agreement, (2) any misrepresentation by TGNEW or NET, (3) any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, and
(4) any personal guaranties by the Stockholders of any amounts payable by the Company to its vendors and service providers.

                           8.3      Defense of Claims.  If any  third-party
claim is made against any party that, if sustained, would give rise to a liability of the other party, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in defending or compromising the claim.

                           8.4      Limits on  Indemnification.  No claim may be
made against the Stockholders for indemnification for breaches of representations and warranties hereunder or for breaches of any covenants or agreements to be performed prior to the Closing until the aggregate of all of the Surviving Corporation's and NET's claims for indemnification hereunder with respect to all such breaches by the Company or the Stockholders collectively exceed $50,000 and the aggregate liability of the Stockholders to the Surviving Corporation and NET for indemnification under this agreement shall be limited to $1,000,000.

                  90       Miscellaneous.

                           9.1 Finders. The parties represent and warrant that
they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it.

                           9.2      Entire Agreement. This agreement (together
with the employment agreements referred to in section 5.1) contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties, supersedes any previous agreements and understandings among the parties with respect to those matters (including, but not limited to, the letter of intent dated April 13, 1999), and cannot be changed or terminated orally.

                           9.3      Governing Law. This agreement shall be
governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, except that the provisions relating to the merger of the Company into TGNEW shall be governed by Delaware or Pennsylvania law to the extent appropriate.

                           9.4      Headings.  The section headings of this
agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

                           9.5      Notices.  All notices and other
communications under this agreement shall be in writing and shall be deemed given when delivered personally, one day after being sent by recognized overnight courier, four days after being mailed by certified mail, return receipt requested, or by facsimile transmission, with a confirming copy by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may specify by notice given to the other pursuant to this provision):

                           (a) If to the Company or the Stockholders, addressed to any or all of them at:

                                    c/o Trent Graphics, Inc.
                                    140 North 2nd Street, Suite 104
                                    Stroudsburg, Pennsylvania  18360
                                    Facsimile No.:  570-476-5383

                                    with a copy to:

                                    Buchanan Ingersoll Professional Corporation
                                    213 South Market Street, 3rd Floor
                                    Harrisburg, Pennsylvania  17101
                                    Anne M. Madonia, Esq.
                                    Facsimile No.:  717-233-0852

                                    with copies to:

                                    Thomas H. Sirolly
                                    6000 Fairway Drive
                                    Tobyhanna, Pennsylvania 18466
                                    Facsimile No.:  570-894-3800

                                    Charles T. Sirolly
                                    1514 Woodhaven Drive
                                    Hummelstown, Pennsylvania 17036
                                    Facsimile No.:  717-566-9348

                                    Daniel J. Sirolly
                                    245 Hoffman Street
                                    East Stroudsburg, Pennsylvania 18301

                                    William Sirolly
                                    308 Camelot Drive
                                    Stroudsburg, Pennsylvania 18360

                           (b) If to TGNEW or NET, addressed to either or both
of them at:

                                    Network Event Theater, Inc.
                                    529 Fifth Avenue, 7th Floor
                                    New York, New York  10017
                                    Attention:  Bruce L. Resnik,
                                    Executive Vice President and Chief Financial
                                    Officer
                                    Facsimile No.:  212-622-7370

                                    with a copy to:

                                    Bertram A. Abrams, Esq.
                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York  10036
                                    Facsimile No.:  212-969-2900


                           9.6      Waiver.  Any party may waive  compliance by
another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

                           9.7      Separability.  If any provision of this
agreement is invalid or unenforceable, the balance of this agreement shall remain in effect unless such invalidity or unenforceability shall materially impair the purpose or objectives of this agreement.

                           9.8      Assignment.  No party may assign any of its
or his rights or delegate any of its or his duties under this agreement without the consent of the other parties.

                           9.9      Publicity.  No party shall issue any press
release or other public statement regarding the transactions contemplated by this agreement without the consent of the other parties, except as required by applicable law.

                           9.10     Definitions.  As used in this agreement,
the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity. As used in this agreement, the term "subsidiary" of a person means any corporation or other legal entity of which that person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests that are ordinarily and generally, in the absence of contingencies and understandings, entitled to vote for the election of the board of directors or other governing body of such entity.

                           9.11     No Third Party Beneficiaries.  This
agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.

                           9.12     Specific  Performance.  The Company and the
Stockholders acknowledge that the Business is of a special, unique and extraordinary character, and that any breach of this agreement by the Company or any of the Stockholders could not be compensated for by damages. Accordingly, if the Company or any of the Stockholders breaches its or his obligations under this agreement NET shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring the Company and the Stockholders to fulfill their obligations under this agreement, and no bond or other security shall be required.

                           9.13     Counterparts.  This agreement may be
executed in one or more counterparts.

                           9.14     Termination.  Either the  Stockholders  or
NET may terminate this agreement by notice to the other if the Closing has not occurred by June 30, 1999 (but a party shall not have the right to terminate this agreement if the Closing has not occurred due to the terminating party's breach of this agreement). Except as otherwise provided in this agreement, upon such termination none of the parties shall have any liability of any kind arising out of this agreement.

                  100      Guaranty.

                           10.1     Surviving  Corporation's  Obligations.  NET
will guarantee, pursuant to a guaranty in the form of exhibit 10.1, to the Company and the Stockholders the prompt and full performance when due of all obligations of the Surviving Corporation to the Company and the Stockholders arising under this agreement and the employment agreements referred to in section 5.1.


                                            Trent Graphics, Inc.


                                            By:  /s/ Thomas Sirolly
                                                 -------------------------------
                                            Name: Charles Sirolly
                                            Title:  Treasurer


                                            /s/ Charles Sirolly
                                            ------------------------------------
                                                   Charles Sirolly, individually


                                            /s/ Thomas Sirolly
                                            ------------------------------------
                                                   Thomas Sirolly, individually


                                            /s/ Daniel Sirolly
                                            ------------------------------------
                                                    Daniel Sirolly, individually


                                            /s/ William Sirolly
                                            ------------------------------------
                                                   William Sirolly, individually


                                            TRENT ACQUISITION CO., INC.


                                            By: /s/ Bruce L. Resnik
                                            ------------------------------------
                                                    Bruce L. Resnik
                                                    President


                                            NETWORK EVENT THEATER, INC.


                                            By:  /s/ Bruce L. Resnik
                                            ------------------------------------
                                                     Bruce L. Resnik
                                                     Executive Vice President
                                                     and Chief Financial Officer




                                      -27-